Exhibit 10.39
GLADSTONE COMMERCIAL CORPORATION
AMENDED AND RESTATED
DEALER MANAGER AGREEMENT
Senior Common Stock
December 22, 2009
Halcyon Capital Markets, LLC
5775 Wayzata Boulevard, Suite 960
Minneapolis, MN 55416
Fax: (952) 543-1145
Re:	Amended and Restated Dealer Manager Agreement for Shares of Senior Common Stock Offered by Halcyon Capital Markets, LLC
Ladies and Gentlemen:
     Gladstone Commercial Corporation, a Maryland corporation (the “Company”), and Halcyon Capital Markets, LLC (the “Dealer Manager”), entered into that certain Dealer Manager Agreement dated November 19, 2009 (the “Original Agreement”), in connection with a private placement offering (the “Offering”) by the Company. After the execution of the Original Agreement and prior to the commencement of the Offering, for various reasons certain terms and conditions of the Offering were required to be updated or otherwise modified. Therefore, the parties have agreed to execute this Amended and Restated Dealer Manager Agreement (the “Dealer Manager Agreement”) to clarify and affirm their respective rights and obligations hereunder and thereunder.
     The Company is offering for sale in the Offering up to 3,333,333 shares of the Company’s Senior Common Stock in the primary offering and 500,000 shares of the Company’s Senior Common Stock pursuant to the Company’s distribution reinvestment plan (the “Shares”) pursuant to a Confidential Private Placement Memorandum of the Company dated December 22, 2009 (with all exhibits and supplements thereto, the “Memorandum”). The Shares will be offered at a purchase price of $15.00 per share. The minimum initial purchase by any one person shall be $30,000 in Shares except as otherwise indicated in the Memorandum or in any letter or memorandum from the Company to the Dealer Manager. It is anticipated that the Dealer Manager will enter into Participating Dealer Agreements in the form attached to this Dealer Manager Agreement as Exhibit “A” with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Company shall have the right to approve any material modifications or addendums to the form of the Participating Dealer Agreement. Terms not defined herein shall have the same meaning as in the Memorandum. In connection therewith, the Company hereby agrees with the Dealer Manager, as follows:

     1. Representations and Warranties of the Company
     The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager enters into a Participating Dealer Agreement that:
          1.1 The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maryland and has the power and authority to conduct its business as described in the Memorandum.
          1.2 Subject to the Dealer Manager’s and Dealers’ compliance with their respective representations, warranties and covenants hereunder and under the Participating Dealer Agreements, the Offering is exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities law exemptions.
          1.3 The Memorandum does not include any untrue statement of material fact, nor does the Memorandum omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Memorandum as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
          1.4 All authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), when used in conjunction with the Memorandum, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.4 will not extend to such statements contained in or omitted from the Memorandum or Authorized Sales Materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
          1.5 The Company intends to use the funds received from the sale of the Shares as set forth in the Memorandum.
          1.6 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Dealer Manager Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act or applicable state securities laws.
          1.7 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would reasonably be expected to have a material adverse effect on the business or property of the Company.
          1.8 The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Company will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the

Company, except (a) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws; and (b) for such conflicts or defaults that would not reasonably be expected to have a material adverse effect on the business or property of the Company.
          1.9 The Company has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
          1.10 The Shares, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Memorandum; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.
          1.11 The Company is not in violation of its charter or its bylaws.
          1.12 The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     2. Covenants of the Company
     The Company covenants and agrees with the Dealer Manager that:
          2.1 It will deliver to the Dealer Manager such numbers of copies of the Memorandum, and any amendment or supplement thereto, as the Dealer Manager may reasonably request for the purposes contemplated by this Dealer Manager Agreement and the federal and state securities laws.
          2.2 It will comply with all requirements imposed upon it by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and by all applicable state securities laws and regulations to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and as set forth in the Memorandum, and will amend or supplement the Memorandum in order to make the Memorandum comply with the requirements of federal and other state securities laws and regulations, as may be necessary for the Offering.
          2.3 It will timely file a Form D relating to the Offering with the SEC under Regulation D of the Securities Act and with each applicable state securities regulatory agency in accordance with applicable state securities laws and regulations.
          2.4 It will comply with all provisions of Rule 506, Regulation D, the Securities Act, the Securities Exchange Act of 1934 and state securities laws and regulations applicable to the Offering; provided that, except for items expressly required to be performed by it under this Dealer Manager Agreement, it shall not be responsible for the compliance by the Dealer Manager and its Dealers with such applicable laws and regulations.
          2.5 If at any time during this Offering any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Memorandum or any supplement then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of a supplement to the Memorandum which will correct such statement or omission.
          2.7 It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type that will make such qualification necessary, except such failures to qualify which would not reasonably be expected to have a material adverse effect on the Company.
          2.8 The Company will direct the investment of the proceeds of the offering of the Shares in such a manner, and will exercise reasonable diligence to continue to operate the business of the Company, so as to comply with the REIT requirements under the Internal Revenue Code of 1986, as amended.
     3. Representations, Obligations and Compensation of Dealer Manager
          3.1 Dealer Manager is hereby appointed and agrees to solicit offers to purchase the Shares on a “best efforts” basis through a private placement offering exempt from registration pursuant to Rule 506 (“Rule 506”) of Regulation D (“Regulation D”) promulgated under the Securities Act, and applicable state securities law exemptions. The Company will sell for cash up to a maximum of 3,333,333 Shares (plus the 500,000 Shares to be sold pursuant to the Company’s distribution reinvestment plan) through the Dealers, all of whom shall be members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the Offering price and subject to the terms and conditions stated in the Memorandum. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement.
          3.2 Promptly after the date of the Memorandum, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash in jurisdictions in which the Shares are qualified for sale pursuant to an applicable exemption or otherwise permitted. Shares shall not be sold in any state in which the Dealer Manager is not registered. The Dealer Manager and the Dealers will suspend or terminate the offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.
          3.3 The Dealer Manager will provide each investor with a copy of the Memorandum and any supplements thereto during the course of the Offering and prior to the sale, and advise each such investor at the time of the initial offering to him or her that the Company and/or its agents and consultants will during the course of the Offering and prior to any sale, accord said investor and his/her purchaser representative, if any, including the Dealer Manager, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants, concerning the Offering and to obtain any additional information, which information is possessed by the Company, or may be obtained by it without unreasonable effort or expense which is necessary to verify the accuracy of the information contained in the Memorandum. The Dealer Manager shall not deliver to any investor any written documents pertaining to the Company or the Shares, other than the Memorandum or any supplemental materials specifically designated as sales information that are supplied to the Dealer Manager by the Company. At the conclusion of the Offering, the Dealer Manager and Dealers shall return all unused copies of the Memorandum and other Offering materials to the Company.

          3.4 The Dealer Manager will comply in all respects with the subscription procedures and plan of distribution set forth in the Memorandum. Except as otherwise provided in the “Plan of Distribution” section of the Memorandum, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager sales commissions in the amount of 7.0% of the gross proceeds of the Shares sold plus a dealer manager fee in the amount of 3.75% of the gross proceeds of the Shares sold. In addition, the Company may pay an additional amount of up to 0.5% of gross proceeds as reimbursements to the Dealer Manager and Dealers for bona fide due diligence expenses incurred by the Dealer Manager and such Dealers in discharging their responsibility to ensure that all material facts pertaining to this Offering are adequately and accurately disclosed in the Memorandum. No selling commissions or dealer manager fee shall be paid with respect to Shares sold pursuant to the Company’s distribution reinvestment plan. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability. To the extent that the Company advances funds to the Dealer Manager in advance of sales made hereunder, the Company may deduct the amount of such funds previously advanced from the payment of the dealer manager fee. The Company will not pay any commissions to the Dealer Manager for sales of Shares to any Institution except those specifically approved in writing by the Company. For this purpose, “Institution” means pension funds, insurance companies, hedge funds, mutual funds and similar institutions that have assets in excess of $50 million.
          3.5 The Dealer Manager represents and warrants to the Company that the information under the caption “Plan of Distribution” in the Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum, or any supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          3.6 The Dealer Manager represents and warrants to the Company that it will not: (a) use any sales literature not authorized and approved by the Company, (b) use any “broker-dealer use only” materials with potential investors, or (c) make any unauthorized verbal representations in connection with offers or sales of the Shares. For purposes of clauses (a) and (c) above, sales literature and verbal representations will be deemed authorized if advance written approval is obtained from an officer of the Company.
          3.7 The Dealer Manager shall complete all steps necessary to permit the Dealer Manager to solicit offers to purchase the Shares pursuant to exemptions available under applicable federal law and other applicable state laws, and shall conduct all of its solicitation and sales efforts in conformity with Rule 506 and Regulation D and related exemptions available under applicable state securities laws. The Dealer Manager shall not solicit such offers by means of any form of general advertising or solicitation, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio, the world wide web or otherwise; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Dealer Manager shall not conduct or participate in any meeting in which the Offering is discussed unless such meeting is attended exclusively by the Dealer Manager’s representatives or those of the Company, registered representatives or registered principals of Dealers and/or qualified offerees (together with any counsel or other adviser of the offeree) meeting the suitability requirements referred to herein.
          3.8 The Dealer Manager will furnish to the Company upon request a complete list of all persons and entities to whom offers to purchase Shares have been solicited by the Dealer Manager and the Dealers and such parties’ addresses; provided, that the Company shall maintain any such list confidential and use such information only for the purpose of conducting and monitoring the Offering.
          3.9 The Dealer Manager is a duly organized and validly existing limited liability company under the laws of the State of Massachusetts.
          3.10 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Dealer Manager Agreement, except such as may be required under the Securities Act or applicable state securities laws.
          3.11 There are no actions, suits or proceedings pending or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the Dealer Manager or the ability of the Dealer Manager to perform its obligations under this Dealer Manager Agreement or to participate in the Offering as contemplated by the Memorandum.
          3.12 The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Dealer Manager will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
          3.13 The Dealer Manager has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
          3.14 The Dealer Manager is, and during the term of this Dealer Manager Agreement will be, (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) prior to selling in any state or jurisdiction, a broker or dealer duly registered as such if the Dealer Manager’s activities in such state or jurisdiction require such registration or licensing, (c) a member of FINRA in good standing, and (d) otherwise duly registered or qualified as required by any applicable law in any and all other states where solicitation of offers to purchase the Shares are made by the Dealer Manager. Subject to the Company’s compliance with its obligations hereunder, the Dealer Manager will comply with all applicable material laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state securities and other laws and applicable rules and regulations of the FINRA. The Dealer Manager agrees to notify the Company immediately in writing if (i) it ceases to be a member in good standing with FINRA or it is notified by FINRA that it is being investigated for any impropriety, (ii) it is subject to a FINRA suspension, (iii) any state investigates it for any impropriety, or (iv) its registration as a broker-dealer under the Exchange Act is terminated or suspended.
          3.15 Except for Participating Dealer Agreements, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any Shares purchased by such person. Each Dealer Agreement must be submitted to the Company and approved by the Company in writing before any sale by a Dealer is permitted by the Dealer Manager.

          3.16 Dealer Manager will timely assist the Company with the preparation of the notice on Form D, and all required amendments thereto, relating to the Shares by timely providing certain information relating to the Offering and the investors and Dealers as reasonably requested by the Company.
          3.17 The commission and fees payable to Dealer Manager as set forth in this Dealer Manager Agreement are fair, reasonable and not in excess or violation of applicable rules, regulations and other requirements of the SEC, FINRA, the Securities Act, the Exchange Act, and all applicable state securities authorities and self-regulatory organizations.
          3.18 The Dealer Manager shall maintain during the entire term of this Dealer Manager Agreement and for five years after termination of the Dealer Manager Agreement, appropriate errors and omissions liability insurance policies in an amount equal to or exceeding $3 million with respect to matters occurring during the term of this Dealer Manager Agreement.
          3.19. The Dealer Manager agrees that if it learns of any prospective investor attempting to purchase Shares as a direct result of reading reports (“Reports”) filed under the Securities Exchange Act of 1934 (e.g., a prospective investor learns of the Offering by reading the Reports and such prospective investor does not have a pre-existing substantive relationship with the Company or the Adviser or is not, at the time of learning about the Offering, a customer of a Dealer), the Dealer Manager shall refuse to accept the subscription for such purchase.
     4. Indemnification
          4.1 The Company will indemnify and hold harmless the Dealer Manager, its members and managers and each person, if any, who controls Dealer Manager from and against any losses, claims, damages or liabilities, joint or several, to which Dealer Manager, its members and managers, or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any (i) Memorandum, or supplement thereto, (ii) Authorized Sales Material, or (iii) Form D filing under Regulation D or other document executed by the Company or on its behalf specifically for the purpose of qualifying for exemption any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (“Regulation D Filing”), or (b) the omission or alleged omission to state in the Memorandum, or supplement thereto, any Authorized Sales Material or any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse the Dealer Manager, as appropriate, and its members and managers and controlling persons, for any reasonable legal or other expenses reasonably incurred by the Dealer Manager, and their members and managers and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Memorandum, or supplement thereto, any such Authorized Sales Materials, or any such Regulation D Filing; and further provided that the Company will not be liable in any such case if it is determined that the Dealer Manager had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.
          4.2 The Dealer Manager will indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Memorandum, or any supplement thereto, or (ii) in any Authorized Sales Materials, or (iii) in any Regulation D Filing, or (b) the omission to state in the Memorandum, or any supplement thereto or in any Authorized Sales Materials or in any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Memorandum, or any supplement thereto, or any Authorized Sales Materials or any such Regulation D Filing, or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with potential investors or unauthorized verbal representations concerning the Shares by the Dealer Manager, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material violation of this Dealer Manager Agreement, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable FINRA Rules or SEC Rules, including Regulation D promulgated under the Securities Act (including without limitation the restrictions on the use of general solicitation in connection with the Offering). The Dealer Manager will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
          4.3 The Company and the Dealer Manager will indemnify and hold harmless each Dealer, its officers and directors and each person, if any, who controls such Dealer from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or any supplement thereto, Authorized Sales Materials (when read in conjunction with the Memorandum) or any Regulation D Filing, or (b) the omission or alleged omission to state in the Memorandum, or any supplement thereto, Authorized Sales Materials (when read in conjunction with the Memorandum) or in any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the Dealer Manager will reimburse Dealers and their officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealers specifically for use in the preparation of the Memorandum, or any supplement thereto, such Authorized Sales Materials or any such Regulation D Filing; and further provided that neither the Company nor the Dealer Manager will be liable in any such case if it is determined in a legal proceeding that the Dealers had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.
          4.4 Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers, directors, members and managers, and each person, if any, who controls the Company and the Dealer Manager from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director, officer, member or manager, or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum, or any supplement thereto, or (ii) in any Authorized Sales Materials, or (iii) in any Regulation D Filing, or (b) the omission or alleged omission to state in the Memorandum, or any supplement thereto, or in any Authorized Sales Materials or in any Regulation D Filing a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Memorandum, or any supplement thereto, or any such Authorized Sales Materials or any such Regulation D Filing, or (c) any use of sales literature not authorized or approved by the Company or use of “broker-dealer use only” materials with potential investors or unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents, or (d) any untrue statement made by such Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any failure to comply with Section IX or Section XII or any other material violation of the Participating Dealer Agreement, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable FINRA Rules or SEC Rules, including of Regulation D promulgated under the Securities Act (including without limitation the restrictions on the use of general solicitation in connection with the Offering). Each such Dealer will reimburse the Company and the Dealer Manager and any such directors, officers, members or managers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.
          4.5 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
          4.6 The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
          4.7 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer, director, member or manager thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Dealer Manager Agreement or any Participating Dealer Agreement. A successor of any Dealer or of any of the parties to this Dealer Manager Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.
     5. Survival of Provisions
     The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Dealer Manager Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Dealer Manager Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.
     6. Applicable Law and Venue
     This Dealer Manager Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Virginia; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. The Company, the Dealer Manager and each Dealer hereby agree that venue for any action brought in connection with this Dealer Manager Agreement shall lie exclusively in McLean, Virginia.
     7. Counterparts
     This Dealer Manager Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.
     8. Successors and Amendment
          8.1 This Dealer Manager Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors, and to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof. Nothing in this Dealer Manager Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.
          8.2 This Dealer Manager Agreement may be amended by the written agreement of the Dealer Manager and the Company.

     9. Term
     This Dealer Manager Agreement may be terminated by either party: (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Dealer Manager Agreement on its part to be performed during the term of this Dealer Manager Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified; or (b) by either party on 30 days’ written notice, unless Section 7 of the Dealer Manager Operating Agreement between the Company and the Dealer Manager requires a longer time period before termination.
     In any case, this Dealer Manager Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Sections 4 and 6 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall (i) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into such account as the Company may designate; and (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Dealer Manager Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.
     10. Confirmations
     The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.
     11. Suitability of Investors
     The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the “accredited investor” standard set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors.
     12. Submission of Orders
          12.1 Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to the Company. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than noon Eastern time of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.
          12.2 Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by noon Eastern time of the next business day following receipt by the Dealer to the Company for deposit directly with the Company in accordance with the procedures set forth in the Memorandum.
          12.3 Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by 5:00 p.m. Eastern time of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit by noon Eastern time of the next business day following receipt at a different location by the Final Review Office such checks to the Company for deposit directly with the Company in accordance with the procedures set forth in the Memorandum.
     13. Notice
     Any notice in this Dealer Manager Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (i) overnight courier, (ii) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (iii) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:
To Company:	Gladstone Commercial Corporation Attention: David Gladstone, Chief Executive Officer Attention: Chip Stelljes, President 1521 Westbranch Drive, Suite 200 McLean, Virginia 22102 Fax: (703) 287-5801
To Dealer Manager:	Halcyon Capital Markets, LLC Attention: Dan Werry, Managing Director 5775 Wayzata Boulevard, Suite 960 Minneapolis, MN 55416 Fax: (952) 346-3979
     14. Severability
     In the event that any court of competent jurisdiction declares any provision of this Dealer Manager Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Dealer Manager Agreement shall be considered severable.
     15. No Waiver
     Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Dealer Manager Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.
     16. Assignment
     This Dealer Manager Agreement may not be assigned by either party, except with the prior written consent of the other party. This Dealer Manager Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

     17. Entire Agreement
     This Dealer Manager Agreement constitutes the complete and exclusive statement of the agreement between the parties relating to the subject matter hereof and supersedes all prior written and oral statements or agreements with respect to such subject matter, including without limitation the Original Agreement.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours, GLADSTONE COMMERCIAL CORPORATION
By:
Name:
Title:

Accepted and agreed as of the date first above written. HALCYON CAPITAL MARKETS, LLC
By:
Name:
Title:

Exhibit A
To
Dealer Manager Agreement
GLADSTONE COMMERCIAL CORPORATION
PARTICIPATING DEALER AGREEMENT
Up to 3,333,333 Shares of Senior Common Stock — Primary Offering — $50,000,000
Up to 500,000 Shares of Senior Common Stock — Distribution Reinvestment Plan — $7,500,000
Ladies and Gentlemen:
     Halcyon Capital Markets, LLC, as the dealer manager (“Dealer Manager”) for Gladstone Commercial Corporation (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of Senior Common Stock (“Shares”) of the Company subject to the following terms:
     I. Amended and Restated Dealer Manager Agreement
     The Dealer Manager and the Company have entered into that certain Amended and Restated Dealer Manager Agreement dated December 22, 2009 (the “Dealer Manager Agreement”), in the form attached hereto as Exhibit “A.” By your acceptance of this Participating Dealer Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including specifically the provisions of Section 4.4 of such Dealer Manager Agreement wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer, director, member and manager thereof, and each person, if any, who controls the Company and the Dealer Manager for the matters set forth in Section 4.4 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Participating Dealer Agreement. Except as otherwise specifically stated herein, all terms used in this Participating Dealer Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are offered solely through broker-dealers which are members of the Financial Industry Regulatory Authority (“FINRA”).
     Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Memorandum. The Shares will be offered pursuant to an exemption from Registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Nothing in this Participating Dealer Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations except as set forth in the Memorandum and Authorized Sales Materials.
     II. Submission of Orders
     Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “Gladstone Commercial Corporation.” Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:

     Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by noon Eastern time of the next business day following receipt by the Dealer to the Company for deposit directly with the Company in accordance with the procedures set forth in the Memorandum.
     Where, pursuant to the Dealer’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by 5:00 p.m. Eastern time of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit by noon Eastern time of the next business day following receipt at a different location by the Final Review Office such checks to the Company for deposit with the Company in accordance with the procedures set forth in the Memorandum.
     III. Pricing
     Except as may be otherwise provided for in the “Plan of Distribution” section of the Memorandum, Shares shall be offered at the Offering price of $15.00 per Share. Except as otherwise indicated in the Memorandum or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of $30,000 in Shares is required. The Shares are nonassessable.
     IV. Representations and Warranties of Dealer
     Dealer represents and warrants to the Company and the Dealer Manager and agrees that:
          A. Dealer will not solicit offers to purchase the Shares by means of any form of general advertising or general solicitation or from any person with whom Dealer or its representatives do not have a pre-existing substantive relationship. Specifically, Dealer will not solicit offers by: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio, the world wide web or otherwise; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
          In addition, Dealer shall not conduct or participate in any meeting in which the Offering is discussed unless such meeting is attended exclusively by Dealer’s representatives, registered representatives of other Dealers and/or qualified offerees (together with any counsel or other adviser of the offeree) meeting the suitability requirements referred to herein.
          B. Dealer will undertake all reasonable investigation, review, and inquiry to ensure, to the best of its reasonable knowledge and belief, that (i) each potential investor from whom Dealer has solicited an offer to purchase is an “accredited investor” as such term is defined in Rule 501 of Regulation D and otherwise satisfies applicable investor qualification requirements under federal and any applicable state securities laws and the requirements set forth in the Memorandum, and (ii) the investment is suitable for such potential investor upon the basis of the information known to Dealer or disclosed by such potential investor as to his other security holdings and as to his financial situation and needs. Dealer shall keep written records supporting this representation and warranty and such records shall be made available to the Company or Dealer Manager promptly upon request.
          C. Dealer shall deliver to each prospective investor, prior to any submission by such prospective investor, a written offer to buy any Shares, a copy of the Memorandum, and shall keep record of to whom, by what manner and on what date it delivered each such copy.

          D. Dealer will not deliver to any offeree any written documents pertaining to the Company or the Shares, other than the Memorandum, and any other materials specifically designated for distribution to prospective investors that are supplied to Dealer by the Company or its affiliates. Without intending to limit the generality of the foregoing, Dealer shall not deliver to any prospective investor any material pertaining to the Company or any of its affiliates that has been furnished as “broker/dealer information only.”
          E. Dealer will make reasonable inquiry to determine whether a prospective investor is acquiring Shares for his own account or on behalf of other persons and not for the purpose of resale or other distribution thereof.
          F. Dealer will not give any information or make any representation or warranty in connection with the Offering, the Company or the Shares other than those contained in the Memorandum and any Authorized Sales Materials.
          G. Dealer will abide by, and will take reasonable precautions to ensure compliance by prospective investors from whom Dealer has solicited an offer to purchase, all provisions contained in the Memorandum regulating the terms and manner of the Offering.
          H. In its solicitation of offers for the Shares, Dealer will comply with all applicable requirements of the Securities Act, the Exchange Act, as well as the published rules and regulations thereunder, and the rules and regulations of all state securities authorities, as applicable, to the best of its knowledge, after due inquiry and investigation and to the extent within its direct control.
          I. Dealer is (and will continue to be) a member in good standing with FINRA, will abide by the rules and regulations of FINRA, is in full compliance with all applicable requirements under the Exchange Act, and is registered as a broker-dealer in all of the jurisdictions in which Dealer solicits offers to purchase the Shares.
          J. Dealer will not take any action in conflict with, or omit to take any action the omission of which would cause Dealer to be in conflict with, the conditions and requirements of the Securities Act, the Exchange Act, Regulation D (or other applicable rule), or applicable state securities or blue sky laws that would make exemptions unavailable with respect to the Offering.
          K. Dealer will use reasonable efforts to ensure that all investors who are acquiring Shares have and will satisfy all conditions described in the Memorandum and the Purchaser Questionnaire and Subscription Agreement.
          L. Each of the representations and warranties made by each prospective investor to the Company under the Purchaser Questionnaire and Subscription Agreement, attached as an exhibit to the Memorandum, is, to the Dealer’s best knowledge, information, and belief, after due inquiry, true and correct as of the date thereof and as of the date of purchase of the Shares by such investor.
          M. Dealer will furnish to the Dealer Manager or the Company promptly upon request a complete list of all persons and entities to whom offers to purchase Shares have been solicited by Dealer and such parties’ addresses.
          N. If Dealer learns of any prospective investor attempting to purchase Shares as a direct result of reading reports (“Reports”) filed under the Securities Exchange Act of 1934 (e.g., a prospective investor learns of the Offering by reading the Reports and such prospective investor does not have a pre-existing substantive relationship with the Company or the Adviser or is not, at the time of learning about the Offering, a customer of Dealer), Dealer shall refuse to accept the subscription for such purchase.
     V. Dealers’ Commissions
     Except as otherwise provided in the “Plan of Distribution” section of the Memorandum, the Dealer’s sales commission applicable to the Shares sold by Dealer which it is authorized to sell hereunder is 7.0% of the gross proceeds of Shares sold by it and accepted and confirmed by the Company, which commission will be payable by the Dealer Manager. No sales commissions shall be paid with respect to Shares issued and sold pursuant to the Company’s distribution reinvestment plan. For these purposes, shares shall be deemed to be “sold” if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable Offering and subscription documents, the Company has accepted the subscription agreement of such subscriber, and such Shares have been fully paid for. Subscriptions will be accepted or rejected on closing dates twice per month (once between the 1st and 15th and once between the 16th and last day of each month). The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable from the Company, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. In addition, as set forth in the Memorandum, the Dealer Manager may, in its sole discretion, reallow a portion of its dealer manager fee to Dealers participating in the Offering of Shares as marketing fees, reimbursement of costs and expenses of attending educational conferences or to defray other distribution-related expenses.
     The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the Offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer. In addition, as set forth in the Memorandum, the Dealer Manager may reimburse Dealer for bona fide due diligence expenses incurred by such Dealer. The Dealer Manager shall have the right to require the Dealer to provide a detailed and itemized invoice as a condition to the reimbursement of any such due diligence expenses.
     VI. Applicability of Indemnification
     Each of the Dealer and Dealer Manager hereby acknowledges and agrees that it will be subject to the obligations set forth in, and entitled to the benefits of all the provisions of, the Dealer Manager Agreement, including but not limited to, the representations and warranties and the indemnification obligations contained in such Dealer Manager Agreement, including specifically the provisions of Sections 4.3 and 4.4 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Participating Dealer Agreement and the Dealer Manager Agreement.
     VII. Payment
     Payments of sales commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 14 days of the receipt by the Dealer Manager of the gross commission payments from the Company.
     VIII. Right to Reject Orders or Cancel Sales
     All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement Signature Page and the required check in payment for the Shares may be rejected. Issuance of the Shares will be made only after actual receipt of payment. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to Dealer.
     IX. Memorandum and Authorized Sales Materials
     Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares, except as set forth in the Memorandum and any Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Memorandum, any supplements thereto and any amended Memorandum, as well as any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Memorandum and all supplements thereto and any amended Memorandum to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. Dealer agrees that it will not send or give any Authorized Sales Materials to an investor unless it has previously sent or given a Memorandum to that investor or has simultaneously sent or given a Memorandum with such Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to potential investors. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of the Shares or any other securities. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously authorized or approved by the Dealer Manager. Dealer agrees to furnish a copy of any supplement to a Memorandum to each person to whom it has furnished a copy of the Memorandum. On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act and all other applicable securities laws.
     X. License and Association Membership
     Dealer’s acceptance of this Participating Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered broker-dealer under the Exchange Act, is duly licensed as a broker-dealer and authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately in writing and this Participating Dealer Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. Dealer hereby agrees to abide by all applicable FINRA Rules.
     Dealer Manager represents and warrants that it is currently, and at all times while performing its functions under this Participating Dealer Agreement will be, a properly registered broker-dealer under the Exchange Act and under state securities laws to the extent necessary to perform the duties described in this Participating Dealer Agreement, and that it is a member in good standing of FINRA. The Dealer Manager agrees to notify Dealer immediately in writing if it ceases to be a member in good standing with FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. The Dealer Manager hereby agrees to abide by all applicable FINRA Rules.

     XI. Anti-Money Laundering Compliance Programs
     Dealer’s acceptance of this Participating Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, SEC Rules and Section 352 of the Money Laundering Abatement Act, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. Dealer hereby agrees to furnish, upon request, a copy of its AML Program to the Dealer Manager for review and to promptly notify the Dealer Manager of any material changes to its AML Program.
     XII. Limitation of Offer and Suitability
     Dealer will offer Shares only to persons who meet the “accredited investor” standards set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.
     In offering Shares, Dealer will comply with the provisions of the Rules of Fair Practice set forth under FINRA, as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this Participating Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the “accredited investor” standards set forth in the Memorandum, or to relieve Dealer from the responsibility of assuring that prospective investors meet the “accredited investor” standards in accordance with the terms and provisions of the Memorandum.
     Dealer further represents, warrants and covenants that no Dealer, or person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the “accredited investor” standards and minimum investment requirements under the applicable provisions of the Memorandum. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on a Purchaser Questionnaire and Subscription Agreement.
     XIII. Due Diligence and Adequate Disclosure
     Prior to offering the Shares for sale, Dealer shall have conducted an inquiry such that Dealer has reasonable grounds to believe, based on information made available to Dealer by the Company or the Dealer Manager through the Memorandum or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, each Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor; (5) conflicts and risk factors; and (6) appraisals and other pertinent reports.
     Notwithstanding the foregoing, each Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Dealer, provided that: (1) such Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Dealer; (2) the results of the inquiry were provided to Dealer with the consent of the other Dealer conducting or directing the inquiry; and (3) no Dealer that participated in the inquiry is an affiliate of the Company.

     Prior to the sale of the Shares, each Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the lack of liquidity and lack of marketability of the Shares during the term of the investment.
     XIV. Compliance with Record Keeping Requirements
     Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Shares, his suitability and the amount of Shares sold and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Company.
     XV. Customer Complaints
     Each party hereby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or Dealer), the Shares or the Company.
     XVI. Termination and Amendments
     This Participating Dealer Agreement shall become effective upon the execution hereof by Dealer and receipt of such executed Participating Dealer Agreement by the Dealer Manager; provided, however, that in the event of the execution of this Participating Dealer Agreement prior to the date of the Memorandum, as defined in the Dealer Manager Agreement, this Participating Dealer Agreement shall not become effective prior to the date of the Memorandum and shall instead become effective on the date of the Memorandum.
     Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Participating Dealer Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Participating Dealer Agreement and the exhibits hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.
     This Participating Dealer Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted and agreed to by Dealer upon placing an order for sale of Shares after he has received such notice.
     XVII. Privacy Laws
     The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:
          A. Each party agrees to abide by and comply with (1) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (2) the privacy standards and requirements of any other applicable Federal or state law, and (3) its own internal privacy policies and procedures, each as may be amended from time to time.
          B. Dealer agrees to provide privacy policy notices required under the GLB Act resulting from purchases of Shares made by its customers pursuant to this Participating Dealer Agreement.

          C. Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and
          D. Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
     XVIII. Notice
     Any notice in this Participating Dealer Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:
To Dealer Manager:	Halcyon Capital Markets, LLC Attention: Dan Werry, Managing Director 5775 Wayzata Boulevard, Suite 960 Minneapolis, MN 55416 Fax: (952) 346-3979

To Dealer:	Address Specified By Dealer on Dealer Signature Page
     XIX. Attorney’s Fees, Applicable Law and Venue
     In any action to enforce the provisions of this Participating Dealer Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Participating Dealer Agreement shall be construed under the laws of the State of Maryland and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Dealer and Dealer Manager hereby acknowledge and agree that venue for any action brought hereunder shall lie exclusively in McLean, Virginia.
     XX. Severability
     In the event that any court of competent jurisdiction declares any provision of this Participating Dealer Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Participating Dealer Agreement shall be considered severable.
     XXI. No Waiver
     Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Participating Dealer Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

     XXII. Assignment
     This Participating Dealer Agreement may not be assigned by either party, except with the prior written consent of the other party. This Participating Dealer Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.
     XXIII. Authorization
     Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Participating Dealer Agreement as contemplated herein, and that the individual who has signed this Participating Dealer Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Participating Dealer Agreement.

THE DEALER MANAGER: Halcyon Capital Markets, LLC
By:
Name:
Title:

We have read the foregoing Participating Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any changes to the information listed on this signature page during the term of this Participating Dealer Agreement.
1.	Identity of Dealer:

Name:

Type of entity:
(to be completed by Dealer) (corporation, partnership or proprietorship)

Organized in the State of:
(to be completed by Dealer) (State)

Licensed as broker-dealer in the following States:

(to be completed by Dealer)

Tax I.D. #:
2.	Person to receive notice pursuant to Section XVIII.

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.:	(___)

Fax No.:	(___)

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)
By:
Signature
Title:
Date: